MARKETING ORGANIZATION AGREEMENT

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY
                                                     SECURITY DISTRIBUTORS, INC.

                                                           PRODUCT AUTHORIZATION
                                                              Fixed Products |_|
                                                           Variable Products |_|
                                                    Retirement Plan Products |_|



MARKETING ORGANIZATION:

This Agreement is entered into by and among Security Benefit Life Insurance Company, a Kansas life insurance company ("SBL"), Security Distributors, Inc. ("SDI"), and the undersigned, referred to herein as the "Marketing Organization." This Marketing Organization Agreement is also entered into with respect to such other Products (as defined below) as SDI, or one or more of its affiliates, may from time to time make available hereunder by inclusion of an appropriate commission schedule.

I.   APPOINTMENTS AND DUTIES

     A. APPOINTMENT. Subject to the terms and conditions of this Agreement, Marketing Organization is appointed to solicit, and to recommend for appointment Agents and/or Representatives (referred to herein as "Marketer(s)") to solicit applications for the fixed annuity contracts ("Fixed Products"), variable annuity and variable life insurance contracts ("Variable Products") and mutual fund retirement plan products ("Retirement Plan Products") (collectively, the "Products") more specifically described in the Commission Schedule(s) attached hereto from time to time and incorporated by reference, to deliver the Fixed and Variable Product contracts, to collect the initial premium or payment on the Products and remit the same to SDI, or to another entity as SDI may direct, and to service the business.

          Marketing Organization hereby accepts such appointment and confirms that it will abide by the terms and conditions of this Agreement and any sales manuals and/or rules and practices of SDI and/or SBL. Marketing Organization will endeavor to promote the interests of SBL and SDI and those mutual interests of Marketing Organization, SBL and SDI as contemplated by this Agreement and shall at all times conduct itself, and insure that its employees and Marketers conduct themselves so as not to adversely affect the business reputation or good standing of either the Marketing Organization, SBL or SDI.

     B. SALES FORCE. Marketing Organization shall have the authority to recruit, train and supervise Marketers for the sale of the Products. Appointment of any Marketer for the Sale of Fixed and Variable Products shall be subject to prior approval of SBL. SBL and SDI reserve the right to require termination of any Marketer's right to sell any of the Products and to cancel the appointment of any Marketer. Marketing Organization shall be responsible for any Marketer appointed hereunder complying with the terms, conditions, and limitations as set forth in this Agreement and any sales manuals and/or rules and practices of SBL and/or SDI.

          With respect to sales of Fixed Products, unless otherwise agreed in writing by the parties, any and all agreements with Marketers shall be made directly with SBL in writing on SBL's form and shall not become effective until they are approved and executed by SBL and the Marketer is licensed in accordance with Section III of this Agreement. Marketing Organization shall not have authority to modify or amend any such agreements. With respect to sales of Variable Products, any and all agreements with Marketers shall be made between the Marketing Organization and its Marketers, provided however, that SBL reserves the right to require any Marketer to sign an agreement acknowledging that no compensation is payable by SBL to the Marketer.

     C. INDEPENDENT CONTRACTOR. Marketing Organization shall be an independent contractor and nothing contained herein shall be construed as creating the relationship of employer-employee between SBL or SDI and Marketing Organization. Marketing Organization will be acting as an independent contractor only, and not as a partner, associate, or affiliate of SBL or SDI. Marketing Organization will be free to exercise its own judgment as to the time and manner of performing the services authorized by this Agreement subject to such rules and regulations as may be adopted from time to time by SBL and/or SDI.

     D. LIMITATIONS OF AUTHORITY. Marketing Organization's authority shall extend no further than as is stated in this Agreement. Marketing Organization shall not (1) make, alter, modify, waive or change any question, statement or answer on any application for any Product, the terms of any receipt given thereon, or the terms of any Product; (2) extend or waive any provision of any Product or the time for payment of premiums or other payments; (3) guarantee dividends; (4) deliver any policy for the Fixed or Variable Products unless the applicant is at the time in insurable condition; (5) incur any debts or liability for or against SBL or SDI; or (6) receive any money for SBL or SBL except as herein stated.

     E. COLLECTION OF MONEY. Marketing Organization is not authorized to accept any premium or other payment for SBL or SDI except initial Product premiums or payments, unless SBL or SDI provides otherwise in writing. All customer checks for Fixed and Variable Products should be made payable directly to Security Benefit Life Insurance Company and for all other Products should be made payable to SDI, unless SDI directs otherwise. Receipts for premiums with respect to Fixed and Variable Products must be on the forms furnished by SBL for that purpose. Marketing Organization shall immediately remit to SBL or SDI as applicable, all money received or collected on SBL or SDI's behalf, and such money shall be considered as held in trust by Marketing Organization. Neither SBL nor SDI will accept premium or other payments in respect of the Products in the form of checks drawn on Marketing Organization or Marketer accounts.

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     F.   RECORDS. Marketing Organization agrees to maintain proper records and accounts of business transacted under this Agreement, including but not limited to, records of all written sales proposals made, applications taken, money collected, policies issued and delivered, and all service to Product owners on SBL or SDI's behalf. All such records shall be made available to SBL, SDI or their representatives, with or without prior notice, during business hours.

II.  COMPENSATION

     A. COMPENSATION TO MARKETING ORGANIZATION. As full compensation, SDI will pay Marketing Organization or its affiliated insurance agency (if applicable) commissions as described in the attached Commission Schedule(s) for Products sold by Marketers assigned to Marketing Organization. There shall be no additional compensation or reimbursement to Marketing Organization for services performed or expenses incurred. Marketing Organization shall be responsible for and shall pay all expenses Marketing Organization incurs in the performance of this Agreement. Further, SDI may amend any Commission Schedule at any time by giving Marketing Organization written notice of such change. Any changes SDI may make to the Commission Schedule will apply only to those policies issued on or after the effective date of the changes.

          The rate of commissions or right to receive compensation on any Product (1) not listed in this Agreement, (2) requiring special underwriting, or (3) obtained through a lead furnished by SBL or SDI, shall be governed by SBL and SDI's rules and practices in effect at that time and shall eventually be covered by a separate agreement between Marketing Organization, SBL and SDI, by written amendment to this Agreement, or by written notice to Marketing Organization.

          SBL pays commissions related to Fixed Products and pays commissions related to Variable Products on behalf of SDI.

     B. COMPENSATION TO MARKETERS. This Agreement is not intended to benefit in any manner whatsoever the Marketers or any other entity as a third-party beneficiary. With respect to sales of Fixed Products, payment of compensation by SBL to Marketers will be made only pursuant to the terms of a separate written Agreement between SBL and Marketer. With respect to the sales of Variable Products, SBL will pay no compensation to Marketers; payment of compensation to Marketers, if any, will be made only pursuant to the terms of a separate written Agreement between the Marketing Organization and Marketer.

     C. PROVISIONS RELATING TO COMPENSATION. Neither Marketing Organization nor any Marketer assigned to Marketing Organization shall withhold compensation from any premiums or contributions submitted to SBL or SDI. No commissions will be payable on premiums or contributions which shall be refunded for any reason, and Marketing Organization shall refund to SBL or SDI as applicable any commission paid to Marketing Organization on any such premiums or contributions. SBL shall not, under any circumstances whatsoever, pay or allow any rebate of commissions in any manner, directly or indirectly, that violates state insurance law.

III. COMPLIANCE

     A. GENERAL REQUIREMENTS. Marketing Organization agrees to abide by all applicable local, state and federal laws and regulations, as well as the rules and regulations of the Financial Industry Regulatory Authority (FINRA) and the Securities and Exchange Commission (SEC) in conducting business under this Agreement. Marketing Organization shall insure that all of its Marketers comply with all such rules, laws, and regulations. Marketing Organization agrees to comply with, and to cause their Marketers to comply with, any sales manuals and/or policies, procedures, rules and practices of SBL and/or SDI relating to the Products, privacy, Marketer conduct and similar matters and provided to Marketing Organization, as these sales manuals and/or policies, procedures, rules and practices of SBL and/or SDI are now in effect or may be amended or established in the future by SBL or SDI in its sole discretion. Marketing Organization agrees to notify SDI immediately in writing if it or any Marketer fails to comply with any applicable local, state or federal law or regulation (including FINRA and SEC rules), or SBL and/or SDI's sales manuals and/or policies, procedures, rules and practices.

     B. SUITABILITY. Marketing Organization agrees to abide by all applicable state and federal laws and regulations concerning suitability. Marketing Organization further agrees to abide by FINRA rules and interpretive guidance regarding suitability, as applicable. Marketing Organization, through a senior manager who has responsibility for suitability functions, shall provide upon SBL's request, an annual certification certifying that Marketing Organization is performing suitability functions as required by applicable state and federal laws and regulations and FINRA Rules. Marketing Organization agrees to allow SBL to perform suitability audits from time to time. Suitability audits may be performed at any of Marketing Organization's sites, via electronic communication, or other means, as deemed appropriate by SBL. If an audit is conducted at Marketing Organization's site(s), Marketing Organization agrees to allow SBL reasonable access to the building, and books and records as requested by SBL or its representatives.

          WITH RESPECT TO SALES OF VARIABLE PRODUCTS AND RETIREMENT PLAN
          PRODUCTS: (1) Marketing Organization hereby confirms that it is a member in good standing of FINRA, and further agrees to notify SDI if it ceases to be a member of FINRA, (2) Marketing Organization agrees to abide by the applicable Rules of FINRA, which rules are incorporated herein as if set forth in full, (3) Marketing Organization represents that the signing of this agreement is a representation to SDI that Marketing Organization is a properly registered Broker/Dealer under the Securities Exchange Act of 1934, and (4) Marketing Organization shall insure that all Marketers recruited by Marketing Organization to sell the Variable Products and Retirement Plan Products shall be duly registered pursuant to applicable state and federal securities laws and regulations and shall notify SDI if any Marketer ceases to be so registered.

          Marketing Organization will be responsible to secure and provide to SBL and/or SDI adequate proof of any licenses, securities registration, bonds or other requirements or qualifications as may be required by SBL and/or SDI or the state or states where Marketing Organization and its affiliated insurance agency (if applicable) is authorized to solicit insurance and securities.

     C. SUPERVISION OF MARKETERS. Marketing Organization shall recruit, train and supervise Marketers for the sale of the Products. Marketing Organization shall be responsible for any Marketer appointed hereunder complying with the terms, conditions, and limitations as set forth in this Agreement and any sales manuals and/or policies, procedures, rules and practices of SBL and/or SDI. Marketing Organization shall supervise its Marketers and be responsible for their training and compliance with applicable insurance laws and regulations, and if any act or omission of a Marketer or employee of Marketing Organization is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to SBL and/or SDI, Marketing Organization shall be liable therefor.

          Marketing Organization shall supervise its Marketers and be responsible for their training and compliance with applicable federal and state securities laws and regulations and the rules of FINRA, and if any act or omission of a Marketer or employee of Marketing Organization is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to SBL and/or SDI, Marketing Organization shall be liable therefor. Marketing Organization shall insure that only Marketers solicit applications for the Products. Neither SBL nor SDI shall have any responsibility for the supervision, training or compliance with any law or regulation of any Marketer or any employee of Marketing Organization, and nothing in this Agreement shall be deemed to make such a Marketer or employee an agent or employee of SBL or SDI.

          Marketing Organization shall (i) supervise Marketers' compliance with all applicable suitability requirements under state insurance laws and regulations and (ii) provide adequate training to insure that Marketers have thorough knowledge of each Fixed and Variable Product and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Marketing Organization also shall (i) supervise Marketers' compliance with all applicable suitability requirements under federal and state securities laws and regulations and FINRA rules and (ii) provide adequate training to insure that Marketers have thorough knowledge of each Product and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Marketing Organization shall not, and shall cause the Marketers not to, recommend the purchase of a Product to a prospective purchaser unless it has reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable rules and regulations of any regulatory authority, including, in the case of Variable and Retirement Plan Products, the SEC and FINRA. Marketing Organization, in submitting an application for a Product, shall be deemed to have warranted to SBL and/or SDI, that it has made a determination of suitability based on information concerning the prospective purchaser's investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs, or on such other factors that Marketing Organization deems appropriate under the circumstances and in compliance with applicable law.

          If a Marketer performs any unauthorized transaction with respect to a Product, fails to submit to the supervision of or otherwise meet the rules and standards of Marketing Organization, or fails to hold any required license, appointment, registration or association with Marketing Organization, Marketing Organization immediately shall notify SBL and SDI in writing and act to terminate the sales activities of such Marketer relating to the Products.

          Upon request by SBL and/or SDI, Marketing Organization shall furnish appropriate records or other documentation to evidence the diligent supervision of Marketers by Marketing Organization.

     D. LICENSING. Marketing Organization agrees that neither it nor the Marketers shall solicit or submit applications for any of the Fixed or Variable Products unless Marketing Organization and its Marketers are properly licensed under all applicable state insurance laws. Marketing Organization shall be responsible for each Marketer becoming so licensed and shall notify SBL if any Marketer ceases to be so licensed. With respect to sales of Variable and Retirement Plan
          Products: (1) Marketing Organization hereby confirms that it is a member in good standing of FINRA and agrees to notify SDI if it ceases to be a member of FINRA, (2) Marketing Organization agrees to abide by the applicable FINRA Rules, which rules are incorporated herein as if set forth in full, and (3) Marketing Organization shall insure that all Marketers are duly registered pursuant to applicable state and federal securities laws and regulations and shall notify SDI if any Marketer ceases to be so registered.

          Marketing Organization shall provide to SBL and/or SDI adequate proof of any licenses, securities registration, bonds or other requirements or qualifications as may be required by SBL and/or SDI or the state or states where Marketing Organization is authorized to solicit insurance and/or securities.

     E. ANTI-MONEY LAUNDERING. Marketing Organization agrees to abide by all applicable federal laws and regulations regarding anti-money laundering ("AML"), including the "know your customer" requirements. Marketing Organization acknowledges that SBL expects Marketing Organization to perform all required customer identification under SBL's AML program and any suspicious activity monitoring under SBL's AML program where Marketing Organization is in a position to monitor for suspicious activity. Marketing Organization shall certify to SBL at least annually that it will perform such customer identification responsibilities and has implemented an AML program, and Marketing Organization will provide such other periodic AML-related certifications as SBL may request. In addition, Marketing Organization will (1) notify SBL of any customer identification or suspicious activity issues it identifies; (2) provide or arrange for the provision of AML training for appropriate personnel of Marketing Organization; and (3) allow reasonable access for SBL's examiners (including outside examiners retained by SBL) and appropriate government examiners to assess Marketing Organization's performance of the above obligations.

          If Marketing Organization relies on a registered investment adviser to perform certain procedures required by the customer identification rules, Marketing Organization must ensure that: (1) such reliance is reasonable under the circumstances; (2) the investment adviser is regulated by a federal functional regulator (i.e., the SEC); and (3) the investment adviser and the Marketing Organization enter into a contract requiring the investment adviser to certify to Marketing Organization no less frequently than annually that it has implemented an AML program, and that it will perform (or its agents will perform) specified requirements of Marketing Organization's customer identification program. Further, to the extent requested by SBL, Marketing Organization shall provide to SBL copies of certifications received by the Marketing Organization from investment advisers it is relying upon to meet its customer identification responsibilities .

     F. PRINTED MATTER. SDI will furnish Marketing Organization all prospectuses, reports, applications and other printed matter necessary to conduct the business anticipated hereunder with respect to the Products. Advertising material of any nature not supplied by SDI shall be used by Marketing Organization only after Marketing Organization has received SDI's written approval. Likewise, Marketing Organization may use SDI's name and trademark, or those of any affiliated companies, only with SDI's written approval.

IV.  SBL'S RIGHT OF ACTION

     A. CHANGES. SBL and SDI may at any time and from time to time (1) upon reasonable notice to Marketing Organization, change or modify this Agreement, (2) modify or amend any prospectus, policy form, or contract, (3) change sales charges, (4) modify or alter the conditions or terms under which any Product may be sold or regulate its sale in any way, (5) discontinue or withdraw any Product from any state, or
          (6) cease doing business in any state.

     B. RIGHTS OF REJECTION AND SETTLEMENT. SBL and SDI reserve the right to reject any application or refund any money submitted by Marketers assigned to Marketing Organization. In the event of such rejection or refund, Marketing Organization's commission on such shall be refunded as described previously by being charged against Marketing Organization's earnings or, upon demand, by payment directly to SBL or SDI, as applicable. It is the intention of the parties to this Agreement that Marketing Organization shall be entitled to receive commissions only upon premiums or contributions received in cash and retained by issuer of the Product.

     C. RIGHT OF OFFSET OF INDEBTEDNESS. Any advance, loan, annualization of compensation, or extension of credit from SBL or SDI to Marketing Organization, or any loss or liability incurred by SBL or SDI as a result of the actions of Marketing Organization or its affiliated insurance agency (if applicable) shall constitute a general indebtedness of Marketing Organization to SBL or SDI. The entire indebtedness, as shown in SBL or SDI's ledger accounts, may be deemed due and payable at any time and SBL and SDI may exercise any rights or remedies to collect such indebtedness, including but not limited to, charging to Marketing Organization all attorney's fees or other collection expenses, as permitted by law.

          SBL and SDI, respectively, may deduct any amounts Marketing Organization owes SBL or SDI, now or in the future, as a result of this or any other contract with SBL and/or SDI, from any compensation due Marketing Organization. Marketing Organization hereby assigns, transfers and sets over to SBL and SDI any monies that from time to time may become due to Marketing Organization from SBL or SDI under this Agreement or otherwise to secure any debt to SBL or SDI.

V.   TERMINATION

     A. VOLUNTARY TERMINATION. The parties hereto may terminate this Agreement, without stating any cause, by mailing to the other party at their last known address a notice of termination which shall be effective fifteen days from mailing.

     B. AUTOMATIC TERMINATION. This Agreement terminates automatically (1) if Marketing Organization is an individual, upon Marketing Organization's death, (2) if a partnership, upon the death of any partner or change in the partners composing the firm, or dissolution of the partnership for any reason, (3) if a corporation, upon Marketing Organization's dissolution or disqualification to perform the duties anticipated hereunder, (4) upon revocation, termination, suspension or nonrenewal of Marketing Organization's securities registration or insurance licenses by any state in which Marketing Organization is required by law to maintain such a license in order to perform its duties under this Agreement, (5) with respect to the Variable and Retirement Plan Products, upon Marketing Organization's ceasing to be a FINRA registered broker/dealer in good standing (this includes any suspension of Marketing Organization's membership), or (5) upon Marketing Organization's filing a petition for bankruptcy or one being filed for Marketing Organization, upon Marketing Organization being adjudged bankrupt, or upon Marketing Organization's executing a general assignment for the benefit of creditors.

     C. TERMINATION FOR CAUSE. Marketing Organization's rights under this Agreement, including the right to any further payment of any type of compensation, either during or after the termination of this Agreement, shall automatically and completely cease if any of the following occur at any time: (1) Marketing Organization violates any of the terms hereof, (2) Marketing Organization violates any law or regulation relating to the activities anticipated hereunder, (3) Marketing Organization induces or attempts to induce any Marketer and/or other person under contract with SBL and/or SDI to terminate the contractual relationship or cease doing business or producing for SBL and/or SDI, (4) Marketing Organization initiates or induces any misappropriation or commingling of the funds of Marketing Organization and SBL or SDI's funds, or (5) Marketing Organization engages in any fraudulent act or misrepresentation. In determining cause for termination, SBL and SDI shall use their sole discretion and shall notify Marketing Organization in writing of their decision.

     D. RETURN OF SBL AND SDI PROPERTY. Upon termination of this Agreement, Marketing Organization agrees to return any equipment, supplies, printed materials or other property, including, but not limited to, customer lists and customer records SBL and/or SDI have furnished Marketing Organization. Marketing Organization acknowledges that any customer lists or records in Marketing Organization's possession are SBL and SDI's property, and that SBL and SDI have a continuing proprietary interest in the lists and records relating to the customer.

VI.  THIRD PARTY COMPLAINTS AND LITIGATION

     A. NOTIFICATION AND COOPERATION. SBL, SDI and Marketing Organization will promptly notify the other if either of them becomes aware of any arbitration, litigation, judicial proceeding, insurance department or other governmental agency inquiry or complaint, regulatory or administrative investigation or proceeding, or customer complaint or demand, which directly or indirectly involves the rights and obligations of the parties under this Agreement. SBL, SDI and Marketing Organization each agree to cooperate fully with the other with respect to any matter referred to in this Section VI.

     B. DEFENSE OF ACTIONS. If any legal action is brought by a third party against SBL, SDI and/or Marketing Organization, which is based in whole or in part on any alleged act, fault or failure of Marketing Organization in connection with this Agreement, SBL and SDI may require Marketing Organization to defend them in such action, or, SBL and SDI may defend any such action and expend such sums, including attorneys' fees, to be reimbursed by Marketing Organization in accordance with Section VI.E. below.

     C. SERVICE OF PROCESS. Marketing Organization shall transmit to the attention of SBL's Legal Counsel at One Security Benefit Place, Topeka, Kansas 66636, by certified mail within 24 hours after receipt, any paper served upon Marketing Organization in connection with any proceeding, hearing or action, whether legal or otherwise, by or against SBL and/or SDI. Any failure on Marketing Organization's part to comply with this provision which causes additional loss or expense to SBL or SDI shall be reimbursed by Marketing Organization to SBL or SDI as applicable.

     D. SETTLEMENT. SBL and SDI, respectively, have the right to settle any claim against SBL and SDI, and any claim made against SBL, SDI and Marketing Organization jointly, arising out of this Agreement or any other agreement between SBL or SDI and Marketing Organization now or hereafter existing, and SBL or SDI's determination as to any such matter will be final and binding. In any action brought jointly against SBL and/or SDI and Marketing Organization which is based in whole or in part on any alleged act, fault or failure of Marketing Organization, Marketing Organization shall not settle such action or any portion thereof except with the express, written consent of SBL and/or SDI.

     E. INDEMNIFICATION. Marketing Organization shall indemnify and hold harmless SBL, SDI and their affiliates from any liability, loss, cost, claim or damages caused by the negligence or misconduct of Marketing Organization, its affiliated insurance agency (if applicable), Marketers and/or either of their officers, directors and employees. Marketing Organization shall reimburse SBL, SDI and their affiliates for any legal or other expenses reasonably incurred by SBL, SDI or their affiliates in connection with their investigation and defense of any such loss, cost, claim, damage or liability, or of any proceeding or action resulting from those matters.

VII. GENERAL PROVISIONS

     A. CONFIDENTIALITY. This Confidentiality provision shall survive the termination of this Agreement.

          1. Definition. "Confidential Information" for the purposes of this Agreement shall include all information of SBL and/or any of its affiliates to which Marketing Organization has had or will have access, whether in oral, written, electronic, graphic or machine-readable form, including without limitation business or financial information, customer information, customer names, operations or systems manuals, decision processes, specifications, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, proprietary ideas, concepts, know-how, methodologies and all other information related to SBL's business and/or the business of any of its affiliates. Confidential Information shall also include all information of a third party to which SBL and/or any of its affiliates have access and to which Marketing Organization or any of its Representatives (as defined below) has had or will have access, incorporating any of the information described herein.

               Confidential Information expressly includes "NPI." NPI has the meaning ascribed to "Nonpublic Personal Information" in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (collectively, "Applicable Law") as it relates to SBL or its affiliates' customers. Marketing Organization shall keep, and shall cause its Representatives to keep, NPI confidential and may use and disclose NPI only as necessary to carry out those specific aspects of the business purpose for which the NPI is/was disclosed to Marketing Organization or the Marketers and in accordance with this Agreement and Applicable Law. SBL shall keep, and shall cause its employees, officers, and directors to keep, NPI confidential and may use and disclose NPI only as necessary to carry out those specific aspects of the business purpose for which the NPI is/was disclosed to SBL and in accordance with this Agreement and Applicable Law. Confidential Information also includes non-public personal or financial information as defined by any applicable state or federal laws, rules or regulations. Such definitions include, but are not limited to, information protected under applicable state insurance or state securities laws, as they may be amended from time to time.

               Confidential Information shall not include information that: (a) is in the public domain at the time of its use or disclosure to Marketing Organization or the Marketers through no fault of Marketing Organization or its Representatives; (b) was lawfully in the possession of or demonstrably known by Marketing Organization or the Marketers prior to its receipt from SBL or any of its affiliates; (c) is independently developed by Marketing Organization or the Marketers without use of or reference to the Confidential Information; or (d) becomes known to Marketing Organization lawfully from a third party that, to Marketing Organization's knowledge, is not subject to an obligation of confidentiality to SBL or any of its affiliates.

          2. Rights and Responsibilities. Marketing Organization represents, warrants and covenants that Marketing Organization is capable, has implemented and shall maintain appropriate physical, electronic and procedural safeguards of the Confidential Information that comply with state and federal laws and regulations, and that meet privacy obligations hereunder. Marketing Organization shall maintain the confidentiality of the Confidential Information using procedures reasonably calculated to comply with state and federal laws and regulations, as adopted and amended. Marketing Organization shall exercise no less than a reasonable degree of care to not: (a) transfer, disclose, allow access to or duplication of any of the Confidential Information to or by any third party; (b) use any of the Confidential Information for any purpose other than in connection with the business purpose for which it was disclosed; or (c) take any other action with respect to the Confidential Information inconsistent with the confidential and proprietary nature of such information, without prior written permission from SBL.

               Marketing Organization may disclose the Confidential Information to the officers, directors, employees, Marketers, consultants, attorneys, accountants, agents or other representatives (each, a "Representative") of Marketing Organization who have a need to know such Confidential Information solely in connection with the business purpose for which it was disclosed, provided that Marketing Organization shall: (i) cause such Representatives to comply with this Agreement; and (ii) assume full responsibility for any breach of this Agreement caused by any such Representatives. Marketing Organization shall promptly notify SBL of any disclosure or use of any Confidential Information by any of their Representatives in breach of this Agreement. SBL reserves the right, without an obligation to do so, to review Marketing Organization's policies and procedures used to maintain the confidentiality of Confidential Information.

               If Marketing Organization is required to disclose any of the Confidential Information pursuant to a subpoena, court order, statute, law, rule, regulation or other similar requirement (a "Legal Requirement"), Marketing Organization shall, to the extent permitted by law, provide prompt notice of such Legal Requirement to SBL so it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If SBL is not successful in obtaining a protective order or other appropriate remedy and Marketing Organization is, in the opinion of its counsel, compelled to disclose such Confidential Information under pain of liability for contempt of court or other censure or liability, or if SBL waives compliance with the provisions of this Agreement in writing, then Marketing Organization may disclose, without liability hereunder, such Confidential Information in accordance with, but solely to the extent necessary, in the opinion of its counsel to comply with, the Legal Requirement.

               Marketing Organization acknowledges that a breach of its obligations under this section on Confidentiality shall result in irreparable and continuing damage to SBL for which monetary damages may not be sufficient, and agrees that in addition to SBL's other rights and remedies hereunder or at law, SBL shall be entitled to injunctive and/or other equitable relief, and such further relief as may be awarded by a court of competent jurisdiction.


                                                                     32-94823-00

     B. WAIVER. SBL or SDI's forbearance or failure to exercise any rights hereunder or insist upon strict compliance herewith shall not constitute a waiver of any right, condition, or obligation of Marketing Organization under this Agreement.

     C. PRIOR AGREEMENTS. This Agreement shall supersede any and all prior agreement(s) between Marketing Organization and SBL and/or SDI in relation to sales of Products after this Agreement becomes effective; it being understood, however, that all obligations to SBL and/or SDI previously incurred or assumed by Marketing Organization and liens created in connection therewith still exist and shall attach hereto.

     D. ASSIGNMENT. Neither this Agreement nor any of the benefits to accrue hereunder shall be assigned or transferred, either in whole or in part, without SBL and SDI's prior written consent. Any assignments shall be subject to a first lien to SBL and SDI for any indebtedness owed to SBL or SDI, respectively.

     E. NOTICES. All notices required or permitted to be given under this contract shall be in writing and shall be delivered personally or mailed to an officer of the party receiving such notice at its home office at the address set forth above.

     F. GOVERNING LAW. This contract shall be construed to be in accordance with the laws of the State of Kansas without regard to its conflicts of law doctrine.

     G. ENTIRE AGREEMENT. The foregoing provisions, the attached Commission Schedules and bulletins issued by SBL or SDI in connection with this Agreement constitute the entire agreement between the parties, and no party shall be bound by any other promise, agreement, understanding or representation unless it is made by an instrument in writing, signed by all of the parties or is in the form of a written notice from SBL and SDI to Marketing Organization which expresses by its terms an intention to modify this Agreement.

     H. SEVERABILITY. If it should appear that any term of this Agreement is in conflict with any rule of law, statute, or regulation in effect in any state where Marketing Organization writes or solicits business for SBL or SDI, then any such term shall be deemed inoperative and null and void insofar as it may be in conflict therewith and shall be deemed modified to conform to such rule of law, statute or regulation. The existence of any such apparent conflict shall not invalidate the remaining provisions of this Agreement.

     I. EFFECTIVE DATE. This Agreement shall take effect on the date shown below.

MARKETING ORGANIZATION                                                   SECURITY BENEFIT LIFE INSURANCE COMPANY


 ----------------------------------------------------------------
              Print Name of Marketing Organization                       By
|_| Individual           |_| Partnership       |_| Corporation              --------------------------------------------------------

-----------------------------------------------------------------        Title
 Print Name of Principal Officer if a Partnership or Corporation               -----------------------------------------------------

By                                                                       Date
    -------------------------------------------------------------             ------------------------------------------------------
            Signature of Individual or Principal Officer
                                                                         SECURITY DISTRIBUTORS, INC.

Date
     ------------------------------------------------------------        By --------------------------------------------------------
APPROVED BY:

----------------------------------------------------------------
Print Name of Sponsoring Marketing Organization (if applicable)          Title -----------------------------------------------------

By
   -------------------------------------------------------------
                   Signature of Principal Officer                        Date
                                                                               -----------------------------------------------------

 Effective Date of Agreement
                              -----------------------------------